WESTMARK
                              MORTGAGE CORPORATION

July 24, 1996

Mr. Rodger W. Stubbs
President; Misner Mortgage Corporation
Mr. Robert Stubbs
President: Transnational Resources
969 S Federal Highway
Suite 290
Stuart, FL 34994

Dear Sirs:

This letter shall serve as an agreement between Westmark Mortgage Corporation ("WMC") and both Mizner Mortgage Corporation and Transnational Resources (Collectively referred to herein as "Transnational").

It is hereby agreed to between the parties that the commissions due from WMC to Transnational for loan production from 4.94 through the date of this agreement, are calculated as follows:

1994 Mizner "A" production       3,721,133@.00125=        $4651
1995 Mizner "A" production       4,274,342@.00125=        $5342
1995 Mizner "B" production       1,302,800@.00500=        $6514
1995 CFI "A" production            220,400@.00125=         $275
1995 CFI "B" production            146,600@.00500=         $733

TOTAL                                                   $17,516.00

This sum shall be paid from WMC to Transnational as follows:

25,477 WGHI S-8 shares (in twelve 2000 share certificates and one 1500 share certificate). Transnational shall not sell more than 26000 shares per day, so as not to disrupt the market for WGHI shares.

Further, this agreement outlines the commission to be paid on future fundings from Transnational. WMC will pay to Transnational 12.5 Basis Points on all "A" fundings and 50 Basis Points on all "B/C" fundings on a monthly basis, on loans submitted by a Transnational designaged source (a list of which shall be provided at a future date). Said considerations shall be paid on the laast day of the month following the month in which said loans funded.

The commissions due now and in the future constitute the sum total of obligations of WMC to Transnational. No other commissions, other than outlined above, shall be payable to Transnational from WMC. Further, the above outlined commissions which are payable shall be considered payment in full of any sums due from WMC to Transnational, covering a time commencing 4.94 through the date of this agreement.

This agreement supersedes any precident, and is the entire agreement. No oral or other representations are in effect or are contemplated. Any changes to the foregoing must be agreed to in writing by all parties.

                 MARK SEBAFTLEIN                    Date      7/25/96
         Mark Sebaftlein, President, WMC

                 ROGER W. STUBBS                    Date      7/25/96
Roger W. Stubbs, President, Mizner Mortgage Corp.

                  ROBERT STUBBS                     Date      7/25/96
Robert Stubbs, President, Transnational Resources